Exhibit 99.1

Brooks Automation Reports Fiscal First Quarter Ended December 31, 2012 Results and Timetable for Chief Financial Officer Retirement

CHELMSFORD, Mass., January 31, 2013 Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets, including semiconductor manufacturing and life sciences, today reported financial results for the first quarter ended December 31, 2012.

Fiscal First Quarter 2013 Financial and Operational Highlights:

•	Revenues were $98.0 Million; Order Bookings were $92.6 million;

•	Life Sciences revenues increased 10% on a year-over-year basis;

•	GAAP Loss Per Share was $(0.14); Adjusted Loss Per Share excluding special charges was $(0.06);

•	Cash flow from operations was $5.1 million;

•	Cash, Cash Equivalents and Marketable Securities, as of December 31, was $142 million, or $2.17 per diluted share with no Debt;

•	Generated 21 Design-in-Wins for Semiconductor and Adjacent market customers.

Summary of GAAP and Non-GAAP Earnings

$000’s except EPS	Fiscal 2013 1st Quarter	Fiscal 2012 4th Quarter	Fiscal 2012 1st Quarter
GAAP Net Income (Loss) attributable to Brooks	$(9,236)	$116,217	$2,823
GAAP Diluted Earnings (Loss) per share	$(0.14)	$1.77	$0.04

Adjusted Net Income (Loss) attributable to Brooks	$(3,842)	$5,496	$3,607
Adjusted Diluted Earnings (Loss) per Share	$(0.06)	$0.08	$0.06

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Management Comments

“Consistent with our outlook for the quarter, we experienced a 20% sequential decline in product revenues for front-end semiconductor applications and a 31% sequential decline in revenues into our industrial customers as caution and uncertainty drove weak demand across almost all market sectors we serve. However, our Life Science Systems business increased on both a sequential and year-over-year basis as we continue to win the majority of the market share opportunities for automated sample management systems,” said Steve Schwartz, President and Chief Executive Officer of Brooks. “The integration of Crossing Automation into Brooks is moving ahead effectively and quickly. We are ahead of our aggressive schedule to drive annualized integration synergies of $12 million within the first five quarters of ownership. We are also pleased with the opportunities already opening up for revenue growth in atmospheric automation from developments using both Brooks and Crossing technologies.”

Dr. Schwartz continued, “We see modest improvement in most of our markets in the March 2013 quarter. While near term visibility is limited, we view favorably the capital expenditure plans of end users for our products and consequently expect a far stronger second half to our current fiscal year.”

First Quarter Fiscal 2013 Results

Revenues for the first quarter of fiscal 2013 were $98.0 million, compared to revenues of $119.5 million in the fourth quarter of fiscal 2012 and $120.2 million in the first quarter of fiscal 2012. The revenues for the first quarter of fiscal 2013 included $6.5 million of product sales and $2.0 million of service sales from the acquisition of Crossing Automation that closed one month into the quarter.

Revenues for the Brooks Global Services segment increased 0.3% on a sequential basis compared to the fiscal fourth quarter of 2012 with the addition of Crossing service revenues. Revenues for the Brooks Product Solutions segment declined 26% sequentially due to overall industry weakness. Revenues for the Brooks Life Science Systems segment grew sequentially to $14.1 million compared to the fourth quarter of 2012 at $13.9 million and grew 10% on a year-over-year basis.

Order bookings for the first quarter of fiscal 2013 declined sequentially 5% to $92.6 million, compared to order bookings in the fiscal fourth quarter 2012 of $97.5 million.

Gross profit margin was 29.7% for the first quarter of fiscal 2013, compared to gross profit margins of 32.3% for the fourth quarter of fiscal 2012 and 33.6% for the first quarter of fiscal 2012. Excluding acquisition related nonrecurring charges, gross profit margin was 31.9% for the first quarter of fiscal 2013, compared to gross profit margins of 32.3% for the fourth quarter of fiscal 2012 and 33.9% for the first quarter of fiscal 2012. The first quarter of fiscal 2013 sequential margin improvements in Services and Life Sciences were offset by a decrease in Product Solutions margins off lower revenue volumes.

Adjusted EBITDA (as defined in the Notes on non-GAAP measures) for the first quarter of fiscal 2013 was $3.3 million, which compared to $10.2 million in the fourth quarter of fiscal 2012 and $10.6 million in the first quarter of fiscal 2012.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Net cash provided by operating activities for the first quarter of fiscal 2013 was $5.1 million, which resulted in total cash, cash equivalents and marketable securities of $142 million at December 31, 2012.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on March 29, 2013 to stockholders of record on March 8, 2013. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.

Guidance for Second Fiscal Quarter

The Company announced revenue and earnings guidance for the second quarter of fiscal 2013. Revenues are expected to range between $102 and $110 million and non-GAAP earnings per share are expected to range between breakeven and a loss of $(0.05). Including restructuring and acquisition related charges, GAAP adjusted loss per share is expected to be between $(0.03) and $(0.10) per diluted share.

Retirement of Chief Financial Officer

The Company announced that Martin S. Headley, Executive Vice President and Chief Financial Officer has given notice of his intention to retire. The Company and Mr. Headley have agreed in principle to the terms of a retention agreement pursuant to which he would remain in his role through the end of June 2013. The Company will be initiating a search and expects to be able to name a successor within this timeframe.

“It has been my distinct pleasure to have worked closely with Martin over the past three years,” states Dr. Schwartz. “Martin’s extensive financial experience and strategic insight have made him an outstanding partner and business leader as we repositioned the Company. We will miss his leadership and guidance but wish him the best in his retirement.”

“My tenure at Brooks has afforded an opportunity to work with many outstanding people and address unique business challenges and I am extremely proud of what we have accomplished at Brooks over my five plus years as CFO,” stated Mr. Headley. “As I have been considering my future plans over the last several weeks, I have worked closely with Steve and our Board to ensure that we will have a smooth transition.”

Conference Call

Brooks management will webcast its first quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal first quarter business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 1-800-734-8583 (North America only) or 1-212-231-2930 to listen to the live broadcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, please visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31, 2012	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$54,923	$54,639
Restricted cash	768	763
Marketable securities	48,070	85,646
Accounts receivable, net	63,832	78,855
Inventories	105,123	102,985
Deferred tax assets	18,134	15,531
Prepaid expenses and other current assets	9,879	9,070

Total current assets	300,729	347,489
Property, plant and equipment, net	65,006	64,478
Long-term marketable securities	38,996	59,946
Long-term deferred tax assets	101,135	104,626
Goodwill	114,043	88,440
Intangible assets, net	67,439	39,400
Equity investment in joint ventures	30,437	31,428
Other assets	7,044	6,153

Total assets	$724,829	$741,960

Liabilities and equity
Current liabilities
Accounts payable	$21,199	$28,988
Deferred revenue	8,927	9,986
Accrued warranty and retrofit costs	7,724	7,329
Accrued compensation and benefits	13,425	14,118
Accrued restructuring costs	4,793	2,098
Accrued income taxes payable	891	1,699
Accrued expenses and other current liabilities	17,248	16,973

Total current liabilities	74,207	81,191
Income taxes payable	8,065	6,356
Long-term pension liability	1,415	1,688
Other long-term liabilities	3,853	3,424

Total liabilities	87,540	92,659

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,807,305 shares issued and 66,345,436 shares outstanding at December 31, 2012, 79,790,557 shares issued and 66,328,688 shares outstanding at September 30, 2012	798	798
Additional paid-in capital	1,819,402	1,817,706
Accumulated other comprehensive income	24,420	23,642
Treasury stock at cost, 13,461,869 shares at December 31, 2012 and September 30, 2012	(200,956)	(200,956)
Accumulated deficit	(1,007,027)	(992,524)

Total Brooks Automation, Inc. stockholders’ equity	636,637	648,666
Noncontrolling interest in subsidiaries	652	635

Total equity	637,289	649,301

Total liabilities and equity	$724,829	$741,960

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three months ended December 31,
	2012	2011
Revenues
Product	$77,323	$97,098
Services	20,702	23,130

Total revenues	98,025	120,228

Cost of revenues
Product	54,481	64,289
Services	14,386	15,582

Total cost of revenues	68,867	79,871

Gross profit	29,158	40,357

Operating expenses
Research and development	11,518	11,949
Selling, general and administrative	25,947	26,742
Restructuring and other charges	4,757	203

Total operating expenses	42,222	38,894

Operating income (loss)	(13,064)	1,463
Interest income	275	279
Interest expense	(1)	(7)
Other income (expense), net	(93)	346

Income (loss) before income taxes and equity in earnings (losses) of joint ventures	(12,883)	2,081
Income tax provision (benefit)	(3,670)	300

Income (loss) before equity in earnings (losses) of joint ventures	(9,213)	1,781
Equity in earnings (losses) of joint ventures	(6)	1,050

Net income (loss)	$(9,219)	$2,831
Net income attributable to noncontrolling interests	(17)	(8)

Net income (loss) attributable to Brooks Automation, Inc.	$(9,236)	$2,823

Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$(0.14)	$0.04

Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$(0.14)	$0.04

Shares used in computing earnings (loss) per share
Basic	65,567	64,812
Diluted	65,567	65,309

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three months ended December 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(9,219)	$2,831
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,441	5,268
Stock-based compensation	2,511	1,743
Amortization of premium on marketable securities	370	654
Undistributed earnings (losses) of joint ventures	6	(1,050)
Deferred income tax benefit	(4,310)	—
Pension settlement	87	—
Loss on disposal of long-lived assets	13	—
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	20,216	3,935
Inventories	6,841	5,874
Prepaid expenses and other current assets	317	(490)
Accounts payable	(10,793)	(5,910)
Deferred revenue	(1,340)	(2,427)
Accrued warranty and retrofit costs	(1,127)	(152)
Accrued compensation and benefits	(4,054)	(4,270)
Accrued restructuring costs	2,390	32
Accrued expenses and other current liabilities	(3,237)	(929)

Net cash provided by operating activities	5,112	5,109

Cash flows from investing activities
Purchases of property, plant and equipment	(641)	(2,063)
Purchases of marketable securities	(18,168)	(23,579)
Sale/maturity of marketable securities	75,622	24,549
Acquisition, net of cash acquired	(56,033)	(8,716)
Payment of deferred leasing cost	(686)	—
(Increase) decrease in restricted cash	—	430

Net cash provided by (used in) investing activities	94	(9,379)

Cash flows from financing activities
Common stock dividend paid	(5,311)	(5,185)

Net cash used in financing activities	(5,311)	(5,185)

Effects of exchange rate changes on cash and cash equivalents	389	(165)

Net increase (decrease) in cash and cash equivalents	284	(9,620)
Cash and cash equivalents, beginning of period	54,639	58,833

Cash and cash equivalents, end of period	$54,923	$49,213

Notes on Non-GAAP Financial Measures:

The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from operations is presented below.

	Quarter ended
	December 31, 2012		September 30, 2012		December 31, 2011
	$	per share	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$(9,236)	$(0.14)	$116,217	$1.77	$2,823	$0.04

Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	1,513	0.02	—	—	360	0.01
Restructuring charges	3,425	0.05	2,150	0.03	203	0.00
Pension settlement	—	—	8,937	0.14	—	—
Merger costs	456	0.01	—	—	221	0.00
One-time tax benefit	—	—	(121,808)	(1.85)	—	—

Adjusted net income (loss) attributable to Brooks Automation, Inc.	(3,842)	(0.06)	5,496	0.08	3,607	0.06

Stock-based compensation	2,511	0.04	1,744	0.03	1,743	0.03

Adjusted net income (loss) attributable to Brooks Automation, Inc. - excluding stock-based compensation	$(1,331)	$(0.02)	$7,240	$0.11	$5,350	$0.08

	Quarter ended
	December 31, 2012		September 30, 2012		December 31, 2011
	$	%	$	%	$	%
Gross profit / gross margin percentage	$29,158	29.7%	38,607	32.3%	$40,357	33.6%

Adjustments:
Purchase accounting impact on inventory and contracts acquired	2,102	2.1%	—	—	360	0.3%

Adjusted gross profit / gross margin percentage	$31,260	31.9%	$38,607	32.3%	$40,717	33.9%

	Quarter ended
	Dec 31, 2012	Sep 30, 2012	Dec 31, 2011
Net income (loss) attributable to Brooks Automation, Inc.	$(9,236)	$116,217	$2,823

Less: Interest income	(275)	(369)	(279)
Add: Interest expense	1	2	7
Add: Income tax provision (benefit)	(3,670)	(123,908)	300
Add: Depreciation	3,704	3,399	3,262
Add: Amortization of completed technology	1,185	935	789
Add: Amortization of acquired intangible assets	1,552	1,127	1,217
Add: Stock-based compensation	2,511	1,744	1,743
Add: Restructuring charges	4,757	2,150	203
Add: Purchase accounting impact on inventory and contracts acquired	2,102	—	360
Add: Merger costs	634	—	221
Add: Pension settlement	—	8,937	—

Adjusted EBITDA	$3,265	$10,234	$10,646